UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

____________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

___________________________________________________________________

(2)     Aggregate number of securities to which transaction applies:

___________________________________________________________________

(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

___________________________________________________________________

(4)     Proposed maximum aggregate value of transaction:

___________________________________________________________________

(5)     Total fee paid:

___________________________________________________________________

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

___________________________________________________________________

(2)     Form, Schedule or Registration Statement No.:

___________________________________________________________________

(3)     Filing Party:

___________________________________________________________________

(4)     Date Filed:

___________________________________________________________________

Additional Information

This proxy statement supplement (this “Proxy Supplement”) amends and supplements the definitive proxy statement filed by Rocky Mountain Chocolate Factory, Inc. (the “Company”) with the Securities and Exchange Commission on June 28, 2013 regarding the 2013 Annual Meeting of Shareholders of the Company (the “Proxy Statement”). Except as updated below by this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged.

The Company has engaged Georgeson Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies for the 2013 Annual Meeting of Shareholders. Georgeson, Inc. may solicit proxies by personal interview, mail, telephone, facsimile, email or otherwise. We will pay Georgeson, Inc. its customary fee, estimated to be approximately $10,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies.